UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

March 16, 2005 (March 11, 2005)
Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12317 (Commission File Number)	76-0475815 (IRS Employer Identification No.)

10000 Richmond Avenue Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

NATIONAL-OILWELL, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Consent of Ernst & Young LLP
Joint Press Release dated 3/11/2005

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On March 11, 2005, National-Oilwell, Inc., a Delaware corporation (“National-Oilwell”), and Varco International, Inc., a Delaware corporation (“Varco”), jointly announced that the merger of the two companies was approved by stockholders of each company by substantial margins. In addition, stockholders of National Oilwell also approved the National Oilwell Varco Long-Term Incentive Plan. The merger became effective at 3 p.m., central time, on Friday, March 11, 2004 (the “Effective Time”).

     Pursuant to the Amended and Restated Agreement and Plan of Merger, effective as of August 11, 2004 (the “Merger Agreement”), between National Oilwell and Varco, on closing of the merger Varco was merged with and into National Oilwell (the “Merger”) and National Oilwell’s name was changed to “National Oilwell Varco, Inc.” In addition, as a result of the merger, each share of Varco common stock outstanding at the Effective Time was converted into the right to receive 0.8363 shares of NOV common stock. Effective Monday, March 14, 2005, National Oilwell Varco’s common stock began trade under the symbol NOV on the New York Stock Exchange.

     A copy of the joint press release dated March 11, 2005 announcing, among other things, the receipt of stockholder approvals described above is attached hereto as Exhibit 99.1 and by this reference made a part hereof.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (c) Appointment of Principal Officers. As of the Effective Time, John F. Lauletta, Merrill A. Miller, Jr., Joseph C. Winkler and Clay C. Williams were appointed Chairman of the Board, President and Chief Executive Officer, Chief Operating Officer, and Vice President and Chief Financial Officer, respectively, of National Oilwell Varco. The following is certain biographical information of each such officer:

     John F. Lauletta, age 60, has served as Chairman of the Board and Director of National Oilwell Varco since March 11, 2005. Prior to March 11, 2005, Mr. Lauletta served as Varco’s Chief Executive Officer from January 1, 2003 and as Chairman of the Board since May 2003 and served on Varco’s board of directors since April 1996. From April 1996 until May 2003, Mr. Lauletta served as Varco’s President. From May 2000 until January 2003, Mr. Lauletta was Varco’s Chief Operating Officer, and from April 1996 until May 2000, he was Varco’s Chief Executive Officer. From 1993 until April 1996, Mr. Lauletta was the President and Chief Executive Officer of D.O.S., Ltd., a provider of coiled tubing/wireline and solids control equipment and services to the oil and natural gas industry — which Varco acquired in April 1996. From 1973 until 1993, Mr. Lauletta was with Baker Hughes Incorporated, a provider of products and services to the oil, gas and process industries, holding several executive positions. All references to Varco include references to its predecessor corporation Tuboscope Inc.

     Merrill A. Miller, Jr., age 54, has served as Chief Executive Officer and President and a Director of National Oilwell Varco since March 11, 2005. Prior to March 11, 2005, Mr. Miller served as a Director of National Oilwell since May 2001 and Chairman of the Board since May 2002. He has served as National Oilwell’s President and Chief Operating Officer since November 2000, as Chief Executive Officer since May 2001, and in various senior executive positions with National Oilwell since February 1996.

     Joseph C. Winkler, age 53, has served as Chief Operating Officer of National Oilwell Varco since March 11, 2005. Prior to March 11, 2005, Mr. Winkler served as President of Varco since May 2003 and Chief Operating Officer since January 1, 2003. Mr. Winkler served as Varco’s Executive Vice President from April 1996 until becoming President in May 2003 and as President, Varco Drilling Equipment Group from February 2002 until January 1, 2004. Mr. Winkler served as Varco’s Chief Financial Officer from April 1996 until January 2003 and as Varco’s Treasurer from April 1996 until May 2002. From 1993 to April 1996, Mr. Winkler served as the Chief Financial Officer of D.O.S., Ltd., a provider of solids control equipment and services to the oil and natural gas industry — which Varco acquired in April 1996. Prior to joining D.O.S., Ltd., he was Chief Financial Officer of Baker Hughes INTEQ, an advanced drilling technology company, and served in a similar role for various companies owned by Baker Hughes Incorporated including Eastman/ Teleco and Milpark Drilling Fluids. All references to Varco include references to its predecessor corporation Tuboscope Inc.

     Clay C. Williams, age 42, has served as Vice President and Chief Financial Officer of National Oilwell Varco since March 11, 2005. Prior to March 11, 2005, Mr. Williams served as Varco’s Vice President and Chief Financial Officer since January 1, 2003. From May 2002 until January 2003, Mr. Williams served as Varco’s Vice President Finance and Corporate Development. From February 2001 until May 2002, and from February 1997 until February 2000, Mr. Williams served as Varco’s Vice President — Corporate Development. From May 1999 to February 2001, Mr. Williams served as Varco’s Vice President of Pipeline Services, and from April 1996 to February 1997, he served as Varco’s Director of Corporate Development. From March 1996 to April 1996, Mr. Williams was Director of Corporate Development of D.O.S., Ltd., a provider of solids control equipment and services to the oil and natural gas industry — which Varco acquired in April 1996. Mr. Williams was an associate at SCF Partners, L.P. from January 1994 to March 1996. From July 1992 to December 1993, Mr. Williams was a graduate student at the University of Texas business school. Mr. Williams was an engineer for Shell Oil Company from 1985 to 1992. All references to Varco include references to its predecessor corporation Tuboscope Inc.

     In connection with the merger, National Oilwell Varco assumed executive employment agreements with Messrs. Lauletta, Winkler and Williams. The following is a summary of the benefits payable under those amended and restated executive agreements.

     Standard Severance Plan. The standard severance plan provides participants with severance compensation and benefits following the involuntary termination of their employment with us, other than for cause (as defined), including the benefits set forth below.

•	A lump sum payment of between 100% and 200% of base salary, depending upon the participant’s position.

•	A lump sum cash bonus of between 40% and 60% of the participant’s annual base salary (known as bonus at expected value), depending upon the participant’s position, which bonus is pro-rated to the date of termination.

•	A lump sum cash bonus payment of between 40% and 60% of the participant’s annual base salary, depending upon the participant’s position, which bonus is pro-rated to the date of termination (except in the case of our Chief Executive Officer and Chief Operating Officer).

•	Full vesting of any restricted stock awards and payment of any awards earned under any intermediate or long-term bonus plan, payable in a lump sum.

     Change in Control Severance Plan. The change in control severance plan provides enhanced benefits in the case of a change in control of us and are available if, within two years of the change in control, the participant is terminated other than for cause or if the participant terminates his employment for good reason (each as defined). Upon a qualifying termination following a change in control, the participants are entitled to severance compensation and benefits, including those set forth below.

•	A lump sum payment equal to three times base salary.

•	A lump sum cash payment equal to the participant’s annual bonus at the higher of Expected Value (as defined) or actual results during the year of termination, which is pro-rated to the date of termination.

•	A lump sum payment equal to three times bonus at Expected Value.

•	Full vesting of all accrued benefits under the Varco 401(k) Plan, SERP, Deferred Compensation Plan and Medical Plan, as applicable.

•	A lump sum payment equal to three years of expected Company contributions under the Varco 401(k) Plan and Deferred Compensation Plan.

•	Full vesting of any restricted stock awards and payment of awards earned under any intermediate or long-term bonus plan.

•	Full vesting of unvested stock options and an extended option exercise period.

•	The gross-up of certain payments, subject to excise taxes under the Internal Revenue Code of 1986, as amended from time to time and any successor thereto as “parachute payments,” so that the participant receives the same amount he would have received had there been no applicable excise taxes.

     Additional Benefits. Under both the standard severance plan and the change in control severance plan, a participant is entitled to receive upon a qualifying termination, medical and dental benefits (based on the cost sharing arrangement in place on the date of termination), and automobile benefits payable throughout the payout period (which ranges from one year to three years) and outplacement services valued at not more than 15% of base salary.

     (d) Appointment of Directors. In accordance with the terms of the Merger Agreement, as of the Effective Time each of Joel V. Staff, Frederick W. Pheasey, William E. Macaulay and Hushang Ansary resigned as directors of National Oilwell and the following individuals were appointed members of the Board of Directors of National Oilwell Varco: John F. Lauletta, Greg L. Armstrong, Eric L. Mattson, Jeffery A. Smisek and James D. Woods, who were directors and, in the case of Mr. Lauletta, officers of Varco.

     The following is a list of the committees of the Board of Directors of National Oilwell Varco and the members of each such committee:

NOMINATING/	Chairman:	Robert E. Beauchamp
CORPORATE GOVERNANCE	Members:	Roger L. Jarvis
COMMITTEE		Jeffery A. Smisek
James D. Woods

AUDIT COMMITTEE	Chairman:	David D. Harrison
	Members:	Greg L. Armstrong
Ben A. Guill
Eric L. Mattson

COMPENSATION	Chairman:	James D. Woods
COMMITTEE:	Members:	Robert E. Beauchamp
Ben A. Guill
Jeffrey A. Smisek

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Audited Consolidated Financial Statements of Varco International, Inc. (“Varco”) as of December 31, 2004 and 2003 and the related consolidated statements of income, common stockholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2004 (incorporated by reference to Varco’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 001-13309)

(b) Pro Forma Financial Information

The Unaudited Pro Forma Consolidated Financial Statements of National-Oilwell, Inc. for the year ended December 31, 2004 will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days after the date hereof.

(c) Exhibits.

     2.1 Amended and Restated Agreement and Plan of Merger, effective as of August 11, 2004, between National Oilwell and Varco (incorporated by reference to Annex A of the Registration Statement on Form S-4 of National Oilwell, File No. 333-119071, as amended)

     23.1 Consent of Ernst & Young LLP

     99.1 Joint Press Release dated March 11, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2005	NATIONAL OILWELL VARCO, INC.
	By:	/s/ Clay C. Williams
Clay C. Williams
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger, effective as of August 11, 2004, between National Oilwell and Varco (incorporated by reference to Annex A of the Registration Statement on Form S-4 of National Oilwell, File No. 333-119071, as amended)
23.1	Consent of Ernst & Young LLP
99.1	Joint Press Release dated March 11, 2005